SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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BERKSHIRE HATHAWAY INC.

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BERKSHIRE HATHAWAY INC.

3555 Farnam Street

Omaha, Nebraska 68131

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 1, 2021

TO THE SHAREHOLDERS:

Notice is hereby given that the Annual Meeting of the Shareholders of Berkshire Hathaway Inc. will be held on May 1, 2021 at 5:00 p.m. Eastern time. Due to the COVID-19 pandemic, the Annual Meeting will be held in a virtual format only to provide a safe experience for our shareholders and employees.

Items of Business:

1.	To elect directors.

2.	To act on two shareholder proposals if properly presented at the meeting.

3.	To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 3, 2021 as the record date for determining the shareholders having the right to vote at the meeting or any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose germane to the meeting during ordinary business hours, during the ten days prior to the meeting.

You are requested to date, sign and return the enclosed proxy which is solicited by the Board of Directors of the Corporation and will be voted as indicated in the accompanying proxy statement and proxy. A return envelope is provided which requires no postage if mailed in the United States. If mailed elsewhere, foreign postage must be affixed.

At 1:30 p.m. Eastern time, a Question and Answer period will commence. The Question and Answer period will last until 5:00 p.m. Eastern time. Shareholders can view the Question and Answer period and the formal Annual Meeting by visiting https://finance.yahoo.com/brklivestream. Online access to the livestream will begin at 1:00 p.m. Eastern time. Shareholders who wish to ask questions during the Question and Answer period and the formal Annual Meeting of Shareholders may submit questions by e-mailing BerkshireQuestions@CNBC.com.

The formal Annual Meeting of Shareholders will convene immediately following the conclusion of the Question and Answer period. Your vote is very important. Whether or not you plan to view the Annual Meeting of Shareholders, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials, voting instruction form or the proxy card you received in the mail. If a shareholder wishes to vote during the live meeting, the shareholder must register prior to the beginning of the Question and Answer period by visiting https://register.proxypush.com/brk-a. Upon completion of your registration, you will receive instructions via e-mail, including a unique link that will allow you to vote during the meeting.

By order of the Board of Directors

MARC D. HAMBURG, Secretary

Omaha, Nebraska

March 15, 2021

BERKSHIRE HATHAWAY INC.

3555 Farnam Street

Omaha, Nebraska 68131

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

May 1, 2021

This statement is furnished in connection with the solicitation by the Board of Directors (“Board”) of Berkshire Hathaway Inc. (hereinafter “Berkshire” or “Corporation” or “Company”) of proxies in the accompanying form for the Annual Meeting of Shareholders to be held on Saturday, May 1, 2021 at 5:00 p.m. Eastern time and at any adjournment thereof. This proxy statement and the enclosed form of proxy were first sent to shareholders on or about March 15, 2021. If the form of proxy enclosed herewith is executed and returned as requested, it may nevertheless be revoked at any time prior to exercise by filing an instrument revoking it or a duly executed proxy bearing a later date. Solicitation of proxies will be made solely by mail at the Corporation’s expense. The Corporation will reimburse brokerage firms, banks, trustees and others for their actual out-of-pocket expenses in forwarding proxy material to the beneficial owners of its common stock.

As of the close of business on March 3, 2021, the record date for the Annual Meeting, the Corporation had outstanding and entitled to vote 639,747 shares of Class A Common Stock (hereinafter called “Class A Stock”) and 1,335,074,355 shares of Class B Common Stock (hereinafter called “Class B Stock”). Each share of Class A Stock is entitled to one vote per share and each share of Class B Stock is entitled to one-ten-thousandth (1/10,000) of one vote per share on all matters submitted to a vote of shareholders of the Corporation. The Class A Stock and Class B Stock vote together as a single class on the matters described in this proxy statement. Only shareholders of record at the close of business on March 3, 2021 are entitled to vote at the Annual Meeting or at any adjournment thereof.

The presence at the meeting, in person or by proxy, of the holders of Class A Stock and Class B Stock holding in the aggregate a majority of the voting power of the Corporation’s stock entitled to vote shall constitute a quorum for the transaction of business. A plurality of the votes properly cast for the election of directors by the shareholders attending the meeting, in person or by proxy, will elect directors to office. However, pursuant to the Berkshire Hathaway Inc. Corporate Governance Guidelines, if a director nominee in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” that director’s election, the nominee shall promptly offer his or her resignation to the Board. A committee consisting of the Board’s independent directors (which will specifically exclude any director who is required to offer his or her own resignation) shall consider all relevant factors and decide on behalf of the Board the action to be taken with respect to such offered resignation and will determine whether to accept the resignation or take other action. The Corporation will publicly disclose the Board’s decision with regard to any resignation offered under these circumstances with an explanation of how the decision was reached, including, if applicable, the reasons for rejecting the offered resignation.

A majority of votes properly cast upon any other question shall decide the question. Abstentions will count for purposes of establishing a quorum, but will not count as votes cast for the election of directors or any other question. Accordingly, abstentions will have no effect on the election of directors and are the equivalent of an “against” vote on matters requiring a majority of votes properly cast to decide the question. Broker non-votes will not count for purposes of establishing a quorum or as votes cast for the election of directors or any other question and accordingly will have no effect. Shareholders who send in proxies but attend the virtual meeting may vote directly if they prefer and withdraw their proxies or may allow their proxies to be voted with the similar proxies sent in by other shareholders.

Your vote is very important. Whether or not you plan to view the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials, voting instruction form or the proxy card you received in the mail. If a shareholder wishes to vote during the live meeting, the shareholder must register prior to 1:30 p.m. Eastern time on May 1, 2021 by visiting https://register.proxypush.com/brk-a. Upon completion of your registration, you will receive instructions via e-mail, including a unique link that will allow you to vote during the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 1, 2021.

The Proxy Statement for the Annual Meeting of Shareholders to be held on May 1, 2021 and the 2020 Annual Report to the Shareholders are available at www.berkshirehathaway.com/eproxy.

1.	ELECTION OF DIRECTORS

At the 2021 Annual Meeting of Shareholders, a Board of Directors consisting of 14 members will be elected, each director to hold office until a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified.

The Governance, Compensation and Nominating Committee (“Governance Committee”) has established certain attributes that it seeks in identifying candidates for directors. In particular the Governance Committee looks for individuals who have very high integrity, business savvy, an owner-oriented attitude and a deep genuine interest in Berkshire. These are the same attributes that Warren Buffett, Berkshire’s Chairman and CEO, believes to be essential if one is to be an effective member of the Board of Directors. In considering candidates for director, the Governance Committee considers the entirety of each candidate’s credentials in the context of these attributes. In the judgment of the Governance Committee as well as that of the Board as a whole, each of the candidates being nominated for director possesses such attributes.

Upon the recommendation of the Governance Committee and Mr. Buffett, the Board of Directors has nominated for election the 14 current directors of the Corporation. Certain information with respect to nominees for election as directors follows:

WARREN E. BUFFETT, age 90, has been a director and the controlling shareholder of the Corporation since 1965 and has been its Chairman and Chief Executive Officer since 1970. Mr. Buffett was a director of The Kraft Heinz Company until April 2018.

Additional Qualifications:

Warren Buffett brings to the Board his 51 years of experience as Chairman and Chief Executive Officer of the Corporation.

GREGORY E. ABEL, age 58, was elected a director of the Corporation and the Corporation’s Vice Chairman – Non Insurance Operations on January 9, 2018. Between 2008 and January 9, 2018, Mr. Abel served as the Chief Executive Officer of Berkshire Hathaway Energy Company (“BHE”), a 91% owned subsidiary of Berkshire. Mr. Abel has served as BHE’s Chairman since 2011. Mr. Abel also serves as a director of The Kraft Heinz Company and AEGIS Insurance Services Inc., a provider of property and liability insurance for the energy industry.

Additional Qualifications:

Gregory Abel brings to the Board his 28 years of experience in various positions at BHE, including serving as its Chairman and CEO. He also brings to the Board his experience as a director of The Kraft Heinz Company.

HOWARD G. BUFFETT, age 66, has been a director of the Corporation since 1993. Since 2013, Mr. Buffett has been the Chairman and Chief Executive Officer of the Howard G. Buffett Foundation, a charitable foundation that directs funding for humanitarian and conservation related issues. Between 1999 and 2013, he served as the President of the Howard G. Buffett Foundation. Mr. Buffett was the Sheriff of Macon County, Illinois between September 2017 and November 2018. He was a director of The Coca-Cola Company until April 2017 and Lindsay Corporation until January 2016.

Additional Qualifications:

Howard Buffett brings to the Board his experience as the owner of a small business, as a past senior executive of a public corporation, as a former director of other public corporations and as the Chairman and CEO of a large charitable foundation.

STEPHEN B. BURKE, age 62, has been a director of the Corporation since 2009. Mr. Burke was the Chairman of NBCUniversal between January 2020 and August 2020 and he was the Chief Executive Officer of NBCUniversal and Senior Executive Vice President of Comcast Corporation between January 2011 and January 2020. From 1998 until 2011, he was the Chief Operating Officer of Comcast Corporation. He is also a director of JPMorgan Chase & Co.

Additional Qualifications:

Stephen Burke brings to the Board his experience as a senior executive of a public corporation and his financial expertise as a director of a major banking institution.

KENNETH I. CHENAULT, age 69, was elected a director of the Corporation on May 2, 2020. Mr. Chenault has served as Chairman and a Managing Director of General Catalyst, a venture capital firm, since February 2018. Mr. Chenault previously served as Chief Executive Officer of American Express Company, a financial services company, from January 2001 to February 2018, and as Chairman of American Express Company from April 2001 to February 2018. Mr. Chenault joined American Express in 1981 as Director of Strategic Planning and served subsequently in a number of increasingly senior positions, including Vice Chairman and President and Chief Operating Officer, until his appointment as Chief Executive Officer. Mr. Chenault is a director of Airbnb, a global platform for unique stays and experiences. Mr. Chenault was a director of Facebook Inc. between February 2018 and May 2020. He also previously served on the boards of directors of International Business Machines Corporation from October 1998 to February 2019 and The Procter & Gamble Company from April 2008 to February 2019.

Additional Qualifications:

Kenneth Chenault brings to the Board his experience and financial expertise as a past chief executive officer of a large financial services public corporation and a director of other public corporations.

SUSAN L. DECKER, age 58, has been a director of the Corporation since 2007. Ms. Decker also serves on the boards of directors of Costco Wholesale Corporation, Vail Resorts, Inc., SurveyMonkey, Automattic and Vox Media. She is CEO and Founder of Raftr, incorporated in 2018 as a communication platform for university students and administrations. From June 2000 to April 2009, Ms. Decker held various executive management positions at Yahoo! Inc., a global Internet brand, including President (June 2007 to April 2009), head of the Advertiser and Publisher Group (December 2006 to June 2007) and Chief Financial Officer (June 2000 to June 2007). Before Yahoo!, Ms. Decker spent 14 years with Donaldson, Lufkin & Jenrette. She is a Chartered Financial Analyst and served on the Financial Accounting Standards Advisory Council for a four-year term, from 2000 to 2004.

Additional Qualifications:

Susan Decker brings to the Board her experience as a past senior executive of a public corporation and a director of public corporations and her financial expertise as a former equity securities analyst and a former member of the Financial Accounting Standards Advisory Council.

DAVID S. GOTTESMAN, age 94, has been a director of the Corporation since 2004. For more than the past five years, he has been a principal of First Manhattan Co., an investment advisory firm. Mr. Gottesman is Vice Chairman and a trustee of the American Museum of Natural History and a trustee of Mount Sinai Medical Center.

Additional Qualifications:

David Gottesman brings to the Board his experience and financial expertise as principal of a private investment manager.

CHARLOTTE GUYMAN, age 64, has been a director of the Corporation since 2003. Ms. Guyman is co-founder of BoardReady, a not-for-profit corporation whose mission is to catapult board diversification through data, experience and network strategies. Ms. Guyman is currently a strategic advisor to Cameoworks, a global retail and financial services advisory firm. She was a general manager with Microsoft Corporation until July 1999. She is a director of Space Needle LLC and Glass and Pro.com. She was former Chairman of the Board of Directors of UW Medicine, an academic medical center.

Additional Qualifications:

Charlotte Guyman brings to the Board her experience as a past senior executive of a public corporation and her financial expertise as the former chairman of a major academic medical center.

AJIT JAIN, age 69, was elected a director of the Corporation and its Vice Chairman – Insurance Operations on January 9, 2018. Mr. Jain has been employed by the Berkshire Hathaway Insurance Group since 1986 and has been an Executive Vice President of National Indemnity Company, a wholly owned Berkshire subsidiary, since 1996.

Additional Qualifications:

Ajit Jain brings to the Board his 34 years of experience in managing Berkshire’s reinsurance operations, one of its most important businesses. During this period he has been responsible for overseeing the assessment and pricing of many of the largest and most complex risks ever insured and as a result generating billions of dollars of capital for deployment by the Corporation.

CHARLES T. MUNGER, age 97, has been a director and Vice Chairman of the Corporation’s Board of Directors since 1978. Between 1984 and 2011, he was Chairman of the Board of Directors and Chief Executive Officer of Wesco Financial Corporation, approximately 80% owned by the Corporation during that period. He also served as President of Wesco Financial Corporation between 2005 and 2011. Mr. Munger is also Chairman of the Board of Directors of Daily Journal Corporation and a director of Costco Wholesale Corporation.

Additional Qualifications:

Charles Munger brings to the Board his 42 years of experience as Vice Chairman of the Corporation.

THOMAS S. MURPHY, age 95, has been a director of the Corporation since 2003. Mr. Murphy has been retired since 1996. He was Chairman of the Board and Chief Executive Officer of Capital Cities/ABC, Inc. from 1966 to 1990 and from February 1994 until his retirement in 1996. Mr. Murphy is Chairman Emeritus of the Board of Trustees of Save the Children and a trustee of NYU Langone Medical Center.

Additional Qualifications:

Thomas Murphy brings to the Board his experience and financial expertise as a past chief executive officer of a public corporation and as a past director of public corporations.

RONALD L. OLSON, age 79, has been a director of the Corporation since 1997. For more than the past five years, he has been a partner in the law firm of Munger, Tolles & Olson LLP. He is a Trustee of Western Asset Trusts, a Trustee of California Institute of Technology and a director of Provivi, an emerging crop protection company. Mr. Olson was also a director of Graham Holdings Company until May 2017.

Additional Qualifications:

Ronald Olson brings to the Board his experience and expertise in legal issues and corporate governance as a partner of a law firm and as a former director of public corporations.

WALTER SCOTT, JR., age 89, has been a director of the Corporation since 1988. Until 2014, Mr. Scott served as Chairman of the Board of Directors of Level 3 Communications, Inc., which engaged in telecommunications and computer outsourcing and was a successor to certain businesses of Peter Kiewit Sons’, Inc. Mr. Scott is a director of Valmont Industries, Inc.

Additional Qualifications:

Walter Scott brings to the Board his experience and financial expertise as a past chief executive officer and as a director of both public and private corporations and as chairman of a major charitable foundation.

MERYL B. WITMER, age 59, has been a director of the Corporation since 2013. For more than the past five years, Ms. Witmer has been a managing member of the General Partner of Eagle Capital Partners, L.P., an investment partnership. From 1989 through the end of 2000, she was one of two General Partners at Buchanan Parker Asset Management which managed Emerald Partners L.P., an investment partnership. Ms. Witmer is a director of University of Virginia Investment Management Company.

Additional Qualifications:

Meryl Witmer brings to the Board her experience and financial expertise as a manager of an investment fund.

When the accompanying proxy is properly executed and returned, the shares it represents will be voted in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted in favor of the election of the 14 nominees identified above. The Corporation expects each nominee to be able to serve if elected, but if any nominee notifies the Corporation before the annual meeting that he or she is unable to do so, then the proxies will be voted for the remainder of those nominated and, as designated by the directors, may be voted (i) for a substitute nominee or nominees, or (ii) to elect such lesser number to constitute the whole Board as equals the number of nominees who are able to serve.

Directors’ Independence

The Governance Committee of the Board of Directors has concluded that the following directors and the director nominee are independent in accordance with the director independence standards of the Securities and Exchange Commission pursuant to Item 407(a) of Regulation S-K, and has determined that none of them has a material relationship with the Corporation which would impair his or her independence from management or otherwise compromise his or her ability to act as an independent director: Stephen B. Burke; Kenneth I. Chenault; Susan L. Decker; David S. Gottesman; Charlotte Guyman; Thomas S. Murphy; Walter Scott, Jr.; and Meryl B. Witmer.

In making its determination with respect to Mr. Scott, the Governance Committee considered his role as a director of and the holder (along with family members and related entities) of approximately 8% of the voting stock of Berkshire Hathaway Energy Company (“BHE”) in which the Corporation owns approximately 91% of the voting stock. The Governance Committee also considered the agreement between the Corporation and Mr. Scott that requires Mr. Scott and his related family interests, before selling their BHE shares, to give the Corporation the right of first refusal to purchase their shares (if the Corporation is legally permitted to buy them) or the opportunity to assign its right to purchase to a third party (if it is not legally permitted to buy them). That same agreement also gives Mr. Scott and his related family interests the right to put their shares to the Corporation (if the Corporation is legally permitted to buy them) at fair market value to be determined by independent appraisal if the sellers do not agree with the price offered by the Corporation, and payable in Berkshire shares. The Governance Committee considered these relationships in light of the attributes it believes need to be possessed by independent-minded directors, including personal financial substance and a lack of economic dependence on the Corporation, as well as business wisdom and ownership of Berkshire shares. The Governance Committee concluded that Mr. Scott’s relationships, rather than interfering with his ability to be independent from management, are consistent with the business and financial substance that have made and continue to make him an independent director.

Mr. Abel, a director of and the holder of approximately 1% of the voting stock of BHE, also has an agreement with Berkshire with terms similar to the terms of the agreement with Mr. Scott. The major difference between the agreement with Mr. Scott and the agreement with Mr. Abel is that Mr. Abel can also put his shares to BHE (“BHE Put”) and BHE can call Mr. Abel’s shares (“BHE Call”). The purchase price under either a BHE Put or BHE Call shall be payable in cash and determined in the same manner as the purchase price under Mr. Scott’s agreement.

Howard G. Buffett is the son of Warren Buffett. Ronald L. Olson is a partner of the law firm of Munger, Tolles & Olson LLP. Munger, Tolles & Olson LLP rendered legal services to the Corporation and its subsidiaries in 2020 and has been rendering services in 2021. The Corporation and its subsidiaries paid fees of $8.4 million to Munger, Tolles & Olson LLP during 2020.

Board of Directors’ Leadership Structure and Role in Risk Oversight

Warren E. Buffett is Berkshire’s Chief Executive Officer and Chairman of the Board of Directors. He is Berkshire’s largest shareholder and owns shares of Berkshire that represent approximately 32.1% of the voting interest and 16.2% of the economic interest. As such he may be deemed to be Berkshire’s controlling shareholder. It is Mr. Buffett’s opinion that a controlling shareholder who is active in the business, as is currently the case and has been the case for Mr. Buffett for over 50 years, should hold both roles. This opinion is shared by Berkshire’s Board of Directors. The Board of Directors has not named a lead independent director.

Mr. Buffett and the other members of the Board of Directors extensively discuss succession planning at each meeting of the Board. Upon his death or inability to manage Berkshire, no member of the Buffett family will be involved in managing Berkshire but, as very substantial Berkshire shareholders, the Buffett family will assist the Board of Directors in picking and overseeing the CEO selected to succeed Mr. Buffett. At that time, Mr. Buffett believes it would be prudent to have a member of the Buffett family serve as the non-executive Chairman of the Board. Ultimately, however, that decision will be the responsibility of the then Board of Directors.

The full Board of Directors has responsibility for general oversight of risks. It receives reports from Mr. Buffett and other members of senior management at least twice a year on areas of risk facing the Corporation. In addition, as part of its charter, the Audit Committee discusses Berkshire’s policies with respect to risk assessment and risk management.

Board of Directors’ Meetings

Board of Directors’ actions were taken in 2020 at the Annual Meeting of Directors that followed the 2020 Annual Meeting of Shareholders and at a special meeting and upon one occasion by directors’ unanimous written consent. Each then current director attended all meetings of the Board and of the Committees of the Board on which he or she served. Directors are encouraged but not required to attend annual meetings of the Corporation’s shareholders.

Meetings of Non-Management and Independent Directors

A meeting of non-management directors was held during 2020. Mr. Ronald L. Olson presided as ad hoc chair of the meetings. In addition, at the meeting of non-management directors, a meeting of directors determined to be independent was held. Mr. Walter Scott, Jr. presided as ad hoc chair of that meeting. A shareholder or other interested party wishing to contact the non-management directors or independent directors, as applicable, should send a letter to the Secretary of the Corporation at 3555 Farnam Street, Omaha, NE 68131. The mailing envelope must contain a clear notation that the enclosed letter is to be forwarded to the Corporation’s non-management directors or independent directors, as applicable.

Board of Directors’ Committees

The Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1934. During 2020, the Audit Committee consisted of Susan L. Decker, Charlotte Guyman, Thomas S. Murphy and Meryl B. Witmer. The Board of Directors has determined that Ms. Decker and Mr. Murphy are each an “audit committee financial expert” as that term is used in Item 401(h) of Regulation S-K promulgated under the Securities Exchange Act. All current members of the Audit Committee meet the criteria for independence set forth in Rule 10A-3 under the Securities Exchange Act and in Section 303A of the New York Stock Exchange Listed Company Manual. The Audit Committee assists the Board with oversight of a) the integrity of the Corporation’s financial statements, b) the Corporation’s compliance with legal and regulatory requirements and c) the qualifications and independence of the Corporation’s independent public accountants and the Corporation’s internal audit function. The Audit Committee meets periodically with the Corporation’s independent public accountants, Director of Internal Auditing and members of management and reviews the Corporation’s accounting policies and internal controls. The Audit Committee also selects the firm of independent public accountants to be retained by the Corporation to perform the audit. The Audit Committee held six meetings during 2020. The Board of Directors adopted an Audit Committee Charter on April 29, 2000, which was subsequently amended and restated on March 2, 2004. The amended Audit Committee Charter is available on Berkshire’s website at www.berkshirehathaway.com.

The Board of Directors has established a Governance Committee and adopted a Charter to define and outline the responsibilities of its members. A copy of the Governance Committee’s Charter is available on Berkshire’s website at www.berkshirehathaway.com. The Governance Committee consists of Susan L. Decker, David S. Gottesman, Walter Scott, Jr. and Meryl B. Witmer, all of whom are independent directors in accordance with the New York Stock Exchange director independence standards.

The role of the Governance Committee is to assist the Board of Directors by a) recommending governance guidelines applicable to Berkshire; b) identifying, evaluating and recommending the nomination of Board members; c) setting the compensation of Berkshire’s Chief Executive Officer and performing other compensation oversight; and d) assisting the Board with other related tasks, as assigned from time to time. The Governance Committee met once during 2020.

Director Nominations

Berkshire does not have a policy regarding the consideration of diversity in identifying nominees for director. In identifying director nominees, the Governance Committee does not seek diversity, however defined. Instead, as previously discussed, the Governance Committee looks for individuals who have very high integrity, business savvy, an owner-oriented attitude and a deep genuine interest in the Company. With respect to the selection of director nominees at the 2021 Annual Meeting of Shareholders, the Governance Committee recommends the Board nominate the 14 directors currently serving on the Board.

Berkshire’s Governance Committee has a policy under which it will consider director recommendations presented by shareholders. A shareholder wishing to submit such a recommendation should send a letter to the Secretary of the Corporation at 3555 Farnam Street, Omaha, NE 68131. The mailing envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The Secretary must receive the recommendation by December 15, 2021, for it to be considered by the Committee for the 2022 Annual Meeting of Shareholders. The letter must identify the author as a shareholder and provide a brief summary of the candidate’s qualifications. At a minimum, candidates recommended for nomination to the Board of Directors must meet the director independence standards of the New York Stock Exchange. The Governance Committee’s policy provides that candidates recommended by shareholders will be evaluated using the same criteria as are applied to all other candidates.

Code of Business Conduct and Ethics

The Corporation has adopted a Code of Business Conduct and Ethics for all Berkshire directors, officers and employees as well as directors, officers and employees of each of its subsidiaries. The Code of Business Conduct and Ethics is available on Berkshire’s website at www.berkshirehathaway.com.

Related Persons Transactions

The Charter of the Audit Committee requires that the Audit Committee approve or ratify any Related Persons Transaction (“Transaction”) as defined in the regulations of the Securities and Exchange Commission. The Audit Committee has established procedures that require that all requests for approval of proposed Transactions or ratification of Transactions be referred to the Chairman of the Audit Committee or directly to the full committee. The full committee reviews any Transaction which the Chairman concludes is material to the Company or which the Chairman is unable to review. Only Transactions which the Audit Committee or its Chairman finds to be in the best interests of Berkshire and its stockholders are approved or ratified. The Chairman reports all Transactions which he reviews to the Audit Committee annually for ratification.

On March 5, 2020, Berkshire Hathaway Energy repurchased 180,358 shares of its common stock from certain family interests of Mr. Scott for an aggregate cost of $126 million. The per share purchase price was based on a price deemed to represent fair market value and agreed upon by Berkshire, Mr. Abel and Mr. Scott and approved by the Audit Committee. Berkshire is not aware of any other Transaction entered into since January 1, 2020 that is required to be disclosed under Item 404(a) of Regulation S-K.

Governance, Compensation and Nominating Committee Interlocks and Insider Participation

The Governance Committee of our Board of Directors currently consists of Walter Scott, Jr., David S. Gottesman, Susan L. Decker and Meryl B. Witmer. None of these individuals has at any time been an officer or employee of the Company. During 2020, none of our executive officers served as a member of the board of directors or compensation committee of any entity for which a member of our Board of Directors served as an executive officer.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines to promote effective governance of the Corporation. The Corporate Governance Guidelines are available on Berkshire’s website at www.berkshirehathaway.com.

Security Ownership of Certain Beneficial Owners

Warren E. Buffett, whose address is 3555 Farnam Street, Omaha, NE 68131, is a nominee for director and the only person known to the Corporation to be the beneficial owner of more than 5% of the Corporation’s Class A Stock. Blackrock Inc. whose address is 55 East 52nd Street, New York, NY 10055, reported on a Form 13-G filed with the Securities and Exchange Commission (“SEC”) on January 29, 2021 it was the beneficial owner of 108,093,482 shares of Class B Stock. Such shares represent approximately 8.1% of the outstanding shares of Class B Stock. The Vanguard Group, whose address is 100 Vanguard Boulevard, Malvern, PA 19355, reported on a Form 13-G filed with the SEC on February 10, 2021 it was the beneficial owner of 135,148,781 shares of Class B Stock. Such shares represent 10.1% of the outstanding shares of Class B Stock. State Street Corporation, whose address is One Lincoln Street, Boston, MA 02111, reported on a Form 13-G filed with the SEC on February 12, 2021 it was the beneficial owner of 75,157,212 shares of Class B Stock. Such shares represent 5.6% of the outstanding shares of Class B Stock.

Security Ownership of Directors and Executive Officers

Beneficial ownership of the Corporation’s Class A and Class B Stock on March 3, 2021 by the executive officers and directors of the Corporation who own shares is shown in the following table:

Name	Title of Class of Stock	Shares Beneficially Owned (1)		Percentage of Outstanding Stock of Respective Class (1)	Percentage of Aggregate Voting Power of Class A and Class B (1)		Percentage of Aggregate Economic Interest of Class A and Class B (1)
Warren E. Buffett	Class A	248,734		38.8
	Class B	10,188		*	32.1	(2)	16.2
Gregory E. Abel	Class A	5	(3)	*
	Class B	2,363	(3)	*	*		*
Howard G. Buffett	Class A	869	(4)	0.1
	Class B	2,450		*	0.1		0.1
Stephen B. Burke	Class A	28		*
	Class B	—		*	*		*
Kenneth I. Chenault	Class A	3		*
	Class B	1,855		*	*		*
Susan L. Decker	Class A	—		*
	Class B	3,125		*	*		*
David S. Gottesman	Class A	17,202	(5)	2.7
	Class B	2,159,551	(5)	0.2	2.3		1.2
Charlotte Guyman	Class A	100		*
	Class B	—		*	*		*
Ajit Jain	Class A	316	(6)	*
	Class B	186,291	(6)	*	*		*
Charles T. Munger	Class A	4,458		0.7
	Class B	750		*	0.6		0.3
Thomas S. Murphy	Class A	695		0.1
	Class B	1,489		*	0.1		*
Ronald L. Olson	Class A	145	(7)	*
	Class B	25,332	(7)	*	*		*
Walter Scott, Jr.	Class A	105		*
	Class B	—		*	*		*
Meryl B. Witmer	Class A	9	(8)	*
	Class B	2,000		*	*		*
Directors and executive	Class A	272,669		42.6
officers as a group	Class B	2,395,394		0.2	35.3		17.9
*	less than 0.1%

(1)

Beneficial owners exercise both sole voting and sole investment power unless otherwise stated. Each share of Class A Stock is convertible into 1,500 shares of Class B Stock at the option of the shareholder. As a result, pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, a shareholder is deemed to have beneficial ownership of the shares of Class B Stock which such shareholder may acquire upon conversion of the Class A Stock. In order to avoid overstatement, the amount of Class B Stock beneficially owned does not take into account such shares of Class B Stock which may be acquired upon conversion (an amount which is equal to 1,500 times the number of shares of Class A Stock held by a shareholder). The percentage of outstanding Class B Stock is based on the total number of shares of Class B Stock outstanding as of March 3, 2021 and does not take into account shares of Class B Stock which may be issued upon conversion of Class A Stock.

(2)

Mr. Buffett has entered into a voting agreement with Berkshire providing that, should the combined voting power of Berkshire shares as to which Mr. Buffett has or shares voting and investment power exceed 49.9% of Berkshire’s total voting power, he will vote those shares in excess of that percentage proportionately with votes of the other Berkshire shareholders.

(3)

Includes 5 Class A shares held by a trust for which Mr. Abel is a trustee but with respect to which he disclaims any beneficial interest and 2,363 Class B shares held by Mr. Abel as custodian for members of his family but with respect to which he disclaims any beneficial interest.

(4)	Includes 859 Class A shares held by a private foundation for which Mr. Buffett possesses voting and investment power but with respect to which he disclaims any beneficial interest.

(5)

Includes 9,479 Class A shares and 2,153,582 Class B shares as to which Mr. Gottesman or his wife has shared voting power and 4,254 Class A shares and 2,003,291 Class B shares as to which Mr. Gottesman or his wife has shared investment power. Mr. Gottesman has a pecuniary interest in 6,402 Class A shares and 895 Class B shares included herein.

(6)

Includes 307 Class A shares owned by Trusts for the benefit of Mr. Jain’s children and grandchildren. Also includes 185,095 Class B shares owned by a private foundation for which Mr. Jain possesses voting and investment power but with respect to which he disclaims any beneficial interest.

(7)	Includes 29 Class A shares and 1,297 Class B shares held by a trust for which Mr. Olson is a trustee but with respect to which Mr. Olson disclaims any beneficial interest.

(8)	Includes 4 shares in which Ms. Witmer is a trustee but with respect to which she disclaims any beneficial interest. Does not include 4 Class A shares owned by Ms. Witmer’s husband.

Director Compensation

Directors of the Corporation or its subsidiaries who are employees or spouses of employees do not receive fees for attendance at directors’ meetings. A director who is not an employee or a spouse of an employee receives a fee of $900 for each meeting attended in person and $300 for participating in any meeting conducted by telephone. A director who serves as a member of the Audit Committee receives a fee of $1,000 quarterly. Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of directors or shareholders. The Company does not provide directors and officers liability insurance to its directors.

The following table provides compensation information for the year ended December 31, 2020 for each non-management member of the Corporation’s Board of Directors.

	Fees Earned or Paid in Cash	Total

Howard G. Buffett	$1,200	$1,200
Stephen B. Burke	1,200	1,200
Kenneth I. Chenault	1,200	1,200
Susan L. Decker	5,200	5,200
David S. Gottesman	600	600
Charlotte Guyman	5,200	5,200
Thomas S. Murphy	4,600	4,600
Ronald L. Olson	1,200	1,200
Walter Scott, Jr.	1,200	1,200
Meryl B. Witmer	5,200	5,200

Compensation Discussion and Analysis

Berkshire’s program regarding compensation of its executive officers is different from most public company programs. Mr. Buffett’s and Mr. Munger’s compensation is reviewed annually by the Governance Committee of the Corporation’s Board of Directors. Due to Mr. Buffett’s and Mr. Munger’s desire that their compensation remain unchanged, the Committee has not proposed an increase in Mr. Buffett’s or Mr. Munger’s compensation since the Committee was created in 2004. Prior to that time, Mr. Buffett recommended to the Board of Directors the amount of his compensation and Mr. Munger’s. Mr. Buffett’s annual compensation and Mr. Munger’s annual compensation have been $100,000 for more than 25 years and Mr. Buffett has advised the Committee that he would not expect or desire such compensation to increase in the future.

The Committee has established a policy that neither the profitability of Berkshire nor the market value of its stock are to be considered in the compensation of any executive officer. Under the Committee’s compensation policy, Berkshire does not grant stock options to executive officers. The Committee has delegated to Mr. Buffett the responsibility for setting the compensation of Mr. Abel, Vice Chairman-Non Insurance Operations, Mr. Jain, Vice Chairman-Insurance Operations and Marc Hamburg, Berkshire’s Senior Vice President/Chief Financial Officer and Secretary.

Mr. Buffett will on occasion utilize Berkshire personnel and/or have Berkshire pay for minor items such as postage or phone calls that are personal. Mr. Buffett reimburses Berkshire for these costs by making an annual payment to Berkshire in an amount that is equal to or greater than the costs that Berkshire has incurred on his behalf. During 2020, Mr. Buffett reimbursed Berkshire $50,000. Berkshire provides personal and home security services for Mr. Buffett. The cost for these services was $280,328 in 2020. Berkshire’s Board of Directors believe that in light of Mr. Buffett’s critical role as Berkshire’s CEO and given that Mr. Buffett spends a significant amount of his time while at home on Berkshire business matters that such costs represent bona fide business expenses. None of Berkshire’s named executive officers use Company cars or belong to clubs to which the Company pays dues. It should also be noted that neither Mr. Buffett nor Mr. Munger utilize corporate-owned aircraft for personal use. Each of them is personally a fractional NetJets owner, paying standard rates, and they use Berkshire-owned aircraft for business purposes only.

Factors considered by Mr. Buffett in setting the compensation for Mr. Abel, Mr. Jain and Mr. Hamburg are typically subjective, such as his perception of each of their performance and any changes in functional responsibility. Prior to the appointments of Mr. Abel and Mr. Jain as Berkshire Vice Chairmen in 2018, Mr. Buffett set the compensation for each of the CEOs of Berkshire’s significant operating businesses. However, since 2018, it has been the responsibility of Mr. Jain to set the compensation for the CEOs of Berkshire’s insurance businesses and the responsibility of Mr. Abel to set the compensation for the CEOs of Berkshire’s other businesses. Mr. Jain and Mr. Abel use the same general criteria as had been used by Mr. Buffet. Many different incentive arrangements are utilized, with their terms dependent on such elements as the economic potential or capital intensity of the business. The incentives can be large and are always tied to the operating results for which the CEO has authority and are related to measures over which the CEO has control.

The following table discloses the compensation received for the three years ended December 31, 2020 by the Corporation’s Chief Executive Officer, its other executive officers and its Chief Financial Officer.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Annual Compensation			All Other Compensation		Total Compensation
		Salary	Bonus
Warren E. Buffett	2020	$100,000	$—		$280,328	(2)	$380,328
Chief Executive Officer/	2019	100,000	—		274,773	(2)	374,773
Chairman	2018	100,000	—		288,968	(2)	388,968

Charles T. Munger	2020	100,000	—		—		100,000
Vice Chairman of the Board	2019	100,000	—		—		100,000
	2018	100,000	—		—		100,000

Gregory E. Abel(1)	2020	16,000,000	3,000,000	(3)	14,250	(4)	19,014,250
Vice Chairman-Non Insurance Operations	2019	16,000,000	3,000,000	(3)	14,000	(4)	19,014,000
	2018	16,000,000	2,000,000	(3)	13,750	(4)	18,013,750

Ajit Jain(1)	2020	16,000,000	3,000,000	(3)	14,250	(4)	19,014,250
Vice Chairman-Insurance Operations	2019	16,000,000	3,000,000	(3)	14,000	(4)	19,014,000
	2018	16,000,000	2,000,000	(3)	13,750	(4)	18,013,750

Marc D. Hamburg	2020	3,250,000	—		14,250	(4)	3,264,250
Senior Vice President/CFO	2019	3,062,500	—		14,000	(4)	3,076,500
	2018	2,250,000	—		13,750	(4)	2,263,750

(1)	Mr. Abel and Mr. Jain were named Berkshire executive officers on January 9, 2018.

(2)

Represents the costs of personal and home security services provided for Mr. Buffett and paid by Berkshire. The costs of personal and home security is being reported as all other compensation as required by SEC Release No. 33872A.

(3)	Discretionary bonus authorized by Mr. Buffett.

(4)	Represents contributions to subsidiary defined contribution plans.

Governance, Compensation and Nominating Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis to be included in the Company’s 2021 Shareholder Meeting Schedule 14A Proxy Statement, filed pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy”). Based on the review and discussion referred to on page 8, we recommend that the Compensation Discussion and Analysis be included in the Company’s Proxy.

Submitted by the members of the Governance, Compensation and Nominating Committee of the Board of Directors.

Walter Scott, Jr., Chairman	David S. Gottesman
Susan L. Decker	Meryl B. Witmer

CEO Pay Ratio

As mandated by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and required under Item 402(u) of Regulation S-K (“Item 402(u)”), we are disclosing the median of the annual total compensation of all employees of Berkshire and its subsidiaries other than Berkshire’s CEO and the annual total compensation of Berkshire’s CEO, Warren E. Buffett. In preparing this disclosure, Berkshire considered the fact that on September 21, 2017, the Securities and Exchange Commission (“SEC”) issued interpretive guidance to assist registrants in complying with the SEC’s Pay Ratio reporting requirements. Among other things, the SEC’s guidance addressed the use of reasonable estimates, assumptions and methodologies.

Berkshire also considered that Mr. Buffett’s annual compensation has been $100,000 for more than the past 25 years and that Mr. Buffett receives no bonus or any form of equity based compensation. Additionally, Berkshire has over 60 separate operating groups, many of whom have multiple separate operating groups. Accordingly, the identification of the median employee’s annual total compensation of the 360,000 Berkshire subsidiary employees is a significant task.

In light of the fact that Mr. Buffett’s total compensation is far less than almost all public company CEOs, Berkshire believed that the cost/benefit of complying precisely with the requirements of Item 402(u) would provide little, if any, useful information to its shareholders. Therefore, Berkshire used a judgmental sample representing approximately 71% of the total employees of Berkshire and its subsidiaries to determine the median employee’s compensation.

The median employee was determined as of December 31, 2020 using 2020 W-2 wages for all U.S. employees and equivalent taxable compensation for all non-U.S. employees included in the sample. The median employee determination included all employees within the sample group who were employed at December 31, 2020. The annual total compensation for the median employee was calculated using the same methodology for calculating the total compensation in accordance with Item 402(c)(2)(x) of Regulation S-K.

Based on the information obtained as described in the preceding paragraphs, the ratio of Mr. Buffett’s annual total compensation ($380,328) to the annual total compensation of the median employee in 2020 ($68,543) was 5.55 to 1.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s officers and directors, and persons who own more than 10% of a registered class of the Corporation’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by the regulations of the Securities and Exchange Commission to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by the Corporation, and written representations from certain reporting persons that no Section 16(a) forms were required for those persons, the Corporation believes that during 2020 all filing requirements applicable to its officers, directors and greater than ten-percent shareholders were complied with except as follows. On January 6, 2021, Mr. Olson filed a Form 4 regarding the purchase on December 18, 2020 of 4,000 shares of Berkshire Class B Stock.

Independent Public Accountants

Deloitte & Touche LLP (“Deloitte”) served as the Corporation’s principal independent public accountants for 2020. The Corporation has not selected independent public accountants for the current year, since its normal practice is for the Audit Committee of the Board of Directors to make such selection later in the year. The following table shows the fees paid or accrued for audit services and fees paid for audit-related, tax and all other services rendered by Deloitte for each of the last two years (in millions):

	2020	2019
Audit Fees (a)	$47.1	$47.6
Audit-Related Fees (b)	1.3	1.9
Tax Fees (c)	0.3	0.4
Other	0.1	—

	$48.8	$49.9

(a)

Audit fees include fees for the audit of the Corporation’s consolidated financial statements and interim reviews of the Corporation’s quarterly financial statements, audit services provided in connection with required statutory audits of many of the Corporation’s insurance subsidiaries and certain of its non-insurance subsidiaries and comfort letters, consents and other services related to Securities and Exchange Commission matters.

(b)

Audit-related fees primarily include fees for certain audits of subsidiaries not required for purposes of Deloitte’s audit of the Corporation’s consolidated financial statements or for any other statutory or regulatory requirements, audits of certain subsidiary employee benefit plans and consultations on various accounting and reporting matters.

(c)

Tax fees include fees for services relating to tax compliance, tax planning and tax advice. These services include assistance regarding federal, state and international tax compliance, tax return preparation and tax audits.

The Audit Committee has considered whether the non-audit services provided to the Company by Deloitte impaired the independence of Deloitte and concluded that they did not.

All of the services performed by Deloitte were pre-approved in accordance with the pre-approval policy adopted by the Audit Committee on May 5, 2003. The policy provides guidelines for audit, audit-related, tax and other non-audit services that may be provided by Deloitte to the Company. The policy (a) identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that Deloitte’s independence is not impaired; (b) describes the audit, audit-related and tax services that may be provided and the non-audit services that are prohibited; and (c) sets forth pre-approval requirements for all permitted services. Under the policy, requests to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by both the Company’s independent auditor and its Chief Financial Officer. All requests for services to be provided by the independent auditor that do not require specific approval by the Audit Committee will be submitted to the Company’s Chief Financial Officer and must include a detailed description of the services to be rendered. The Chief Financial Officer will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor.

Report of the Audit Committee

February 24, 2021

To the Board of Directors of Berkshire Hathaway Inc.

We have reviewed and discussed the consolidated financial statements of the Corporation and its subsidiaries to be set forth in Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020 with management of the Corporation and Deloitte & Touche LLP, independent public accountants for the Corporation.

We have also discussed with Deloitte & Touche LLP the matters required by the Public Company Accounting Oversight Board (“PCAOB”) to be discussed, as adopted in Auditing Standard No. 16 (Communications with Audit Committees). We have received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable PCAOB requirements for independent accountant communications with audit committees with respect to auditor independence and have discussed with Deloitte & Touche LLP its independence from the Corporation.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and the Corporation’s independent public accountants. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the reports of the Corporation’s independent public accountants with respect to such financial statements.

Based on the review and discussions with management of the Corporation and Deloitte & Touche LLP referred to above, we recommend to the Board of Directors that the Corporation publish the consolidated financial statements of the Corporation and subsidiaries for the year ended December 31, 2020 in the Corporation’s Annual Report on Form 10-K.

Submitted by the members of the Audit Committee of the Board of Directors.

Susan L. Decker, Chairperson	Thomas S. Murphy
Charlotte Guyman	Meryl B. Witmer

Communications with the Board of Directors

Shareholders and other interested parties who wish to communicate with the Board of Directors or a particular director may send a letter to the Secretary of the Corporation at 3555 Farnam Street, Omaha, NE 68131. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters must clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

2.	SHAREHOLDER PROPOSAL

California Public Employees Retirement System (“CalPERS”), Federated Hermes and Caisse Et Placement Du Quebec (“CDPQ”) each own shares of Berkshire Common Stock with a value in excess of $2,000 and are co-sponsoring and have given notice that a representative from Federated Hermes intends to present for action at the meeting the following proposal.

Resolved: In order to promote the long-term success of Berkshire Hathaway Inc. (the “Company”) and so investors can understand and manage risk more effectively, shareowners request that the board of the Company publish an annual assessment addressing how the Company manages physical and transitional climate-related risks and opportunities, commencing prior to its 2022 annual shareholders’ meeting. At the board’s discretion, shareholders recommend that the report also includes:

1.

Summaries of risks and opportunities for each of the Company’s subsidiaries and investee organizations that the board believes could be materially impacted by, or significantly contribution to, climate change;

2.	An explanation of how the board oversees and manages climate-related risks and opportunities; and,

3.	An examination of the feasibility of the Company establishing science-based, greenhouse gas (GHG) reduction targets, consistent with limiting climate change to well-below 2C.

The disclosure ought to include the details of any scenarios used, along with any material assumptions for determining physical and transitional risks for the Company’s subsidiaries and investee organizations which are deemed by the Company to be materially impacted by climate change and the energy transition. The assessment may be a stand-alone report or incorporated into existing reporting, and may cover topics such as governance, strategy, risk management, and metrics & targets. The assessment should be prepared at reasonable cost and omit proprietary information.

Supporting Statement

Climate change and the energy transition to a low-carbon economy pose a systemic risk to the economy. Many risks are already taking effect, impacting the value of companies across multiple sectors. All companies should recognize and appraise physical and transitional climate risks. These risks and the board’s approach to their management, including any plans to achieve net-zero emissions, should be disclosed to enable these to be appraised by investors. We consider the Company’s current level of disclosure to be insufficient for investors to fully appraise its material climate-related risks and opportunities.

The Company’s disclosures show that it is concerned about the long-term viability of the companies it owns and in which it invests. The disclosure of climate-related information complements this long-term approach. We recommend that the board consider aligning the disclosure of the Company’s climate-related risks and opportunities with the recommendations of the Task Force on Climate-related Financial Disclosures (TCFD). Over 1,440 companies, including United States based industrial companies, support the TCFD recommendations, with 59 of the Climate Action 100+ companies already reporting in line with this framework.

Many corporations have joined the Science Based Targets Initiative (SBTi) to set verifiable science-based greenhouse gas reduction targets consistent with limiting global emissions to well below 2C. For example, CSX, a competitor to the Company’s BNSF railroad subsidiary, and National Grid, an electric utility company, are two of over 450 companies whose greenhouse gas targets have been verified and approved by the SBTi. Union Pacific, another competitor of BNSF, has committed to setting science-based targets, joining over 500 companies that have made such commitments to the SBTi.

THE BOARD OF DIRECTORS UNANIMOUSLY FAVORS A VOTE AGAINST THE PROPOSAL FOR THE FOLLOWING REASONS:

The Board of Directors does not believe that issuance of an annual assessment addressing how Berkshire manages physical and transitional climate-related risks and opportunities for each of its subsidiaries and investee organizations is necessary.

The Board recognizes the importance of responsibly managing climate-related risks to both shareholders and the future of Berkshire and its operating businesses. The Board regularly receives reports on the major risks and opportunities of the operating companies, including those related to climate, and discusses those risks and opportunities. Berkshire manages its operating businesses on an unusually decentralized basis. There are few centralized or integrated business functions. We want our managers to do the right things and we give them enormous latitude to do that; consistent with our business model, each subsidiary is independently responsible for identifying and managing the risks and opportunities associated with their business, including those related to climate change.

The outcomes of our approach have been prolific. For example, Berkshire Hathaway Energy determined independently that it would support the Paris Agreement on climate change in 2015 and has been increasing its investment in renewables ever since. In addition, Berkshire Hathaway Energy is partnering with organizations such as Third Derivative, a global coalition of climate-focused startups, investors and strategic corporate partners working together to provide funding and support for the most promising technologies to accelerate reductions in global carbon emissions.

At BNSF, rail is already the most carbon-efficient land transport mode, and shippers who use rail instead of trucks cut their carbon emissions by up to two-thirds. In addition, BNSF has long-standing fuel reduction initiatives that use both operational practices and technology to reduce carbon intensity. Further, BNSF is working with partners to continually develop new technologies that lower fuel usage and reduce carbon emissions, such as the pilot of battery-electric locomotives with global equipment provider Wabtec.

In response to a prior shareholder proposal regarding concerns about the effect of climate change on Berkshire’s insurance operations, Mr. Buffett explained why he did not believe climate change was a major threat to Berkshire’s insurance operations. Mr. Buffett’s full explanation can be found on pages 25 and 26 of Berkshire’s 2015 Annual Report (www.berkshirehathaway.com/2015ar/2015ar.pdf).

Through their evaluations of climate-related risks and opportunities, Berkshire businesses may determine it is advantageous to publicly commit to reducing their emissions. These public commitments may also lead to a formal submittal under a partnership such as the Science Based Targets initiative like Brooks Sports and Fruit of the Loom have done. Our businesses will continue to learn from such participation in these partnerships.

Other Berkshire businesses are making similar decisions that make great sense for the environment and Berkshire’s economics. These decisions are determined by their respective management teams and not as a result of an edict or requirement mandated by Berkshire’s corporate management team. The leaders of Berkshire’s business groups embrace this culture, and we are seeing great results.

Berkshire has been continuously anticipating and responding to major changes in its business since Mr. Buffett became its controlling shareholder in 1965 and its CEO in 1970. Since many of Berkshire’s subsidiaries are already making sound climate-related decisions, and more importantly because the Board believes that the shareholder proposal is inconsistent with Berkshire’s culture, the Board recommends that our shareholders vote against the shareholder proposal.

Proxies given without instruction will be voted AGAINST this shareholder proposal.

3.	SHAREHOLDER PROPOSAL

As You Sow on behalf of Handlery Hotels Inc., owner of shares of Berkshire Common Stock, with a value in excess of $2,000 intends to present for action at the meeting the following proposal.

Resolved: Shareholders request that Berkshire Hathaway Inc.’s (“Berkshire Hathaway”) holding companies annually publish reports assessing their diversity and inclusion efforts, at reasonable expense and excluding proprietary information. At a minimum the report should include:

•	the process that the Board follows for assessing the effectiveness of diversity, equity and inclusion programs,

•	the Board’s assessment of program effectiveness, as reflected in any goals, metrics, and trends related to its promotion, recruitment and retention of protected classes of employees.

Supporting Statement

Investors seek quantitative, comparable data to understand the effectiveness of the Berkshire Hathaway companies’ diversity, equity, and inclusion programs.

Whereas: Numerous studies have pointed to the corporate benefits of a diverse workforce. These include:

•	Companies with the strongest racial and ethnic diversity are 35 percent more likely to have financial returns above their industry medians.

•	Companies in the top quartile for gender diversity are 21 percent more likely to outperform on profitability and 27 percent more likely to have superior value creation.[1]

•

A 2019 study of the S&P 500 by the Wall Street Journal found that the 20 most diverse companies had an average annual five year stock return that was 5.8 percent higher than the 20 least-diverse companies.[2]

Despite such benefits, significant barriers exist for diverse employees advancing within their careers. Women enter the workforce in almost equal numbers as men (48 percent). However, they only comprise 22 percent of the executive suite. Similarly, people of color comprise 33 percent of entry level positions, but only 13 percent of the c-suite.3

Berkshire Hathaway holding companies, however, do not release meaningful information that would allow investors to determine the effectiveness of their human capital management as it relates to workplace diversity. A number of Berkshire Hathaway companies have faced allegations of sexism and racism.

Investor desire for information on this issue is significant. As of October, 2020, $1.9 trillion in represented assets released an Investor Statement on the importance of increased corporate transparency on workplace equity data. It stated:

It is essential that investors have access to the most up-to-date and accurate information related to diverse workplace policies, practices, and outcomes.4

[1]	McKinsey & Company, “Delivering through Diversity”, January 2018

https://www.mckinsey.com/~/media/mckinsey/business%20functions/organization/our%20insights/delivering%20through%20diversity/delivering-through-diversity_full-report.ashx

[2]	Holger, Dieter, “The business case for more diversity” Wall Street Journal, October 26, 2019

https://www.wsj.com/articles/the-business-case-for-more-diversity-11572091200

[3]	McKinsey & Company, “Women in the Workplace 2018”, https://womenintheworkplace.com/
[4]	https://www.asyousow.org/our-work/gender-workplace-equity-disclosure-statement

THE BOARD OF DIRECTORS UNANIMOUSLY FAVORS A VOTE AGAINST THE PROPOSAL FOR THE FOLLOWING REASONS:

Berkshire’s Board recommends a “no” vote on this resolution. Berkshire agrees that a diverse, equitable and inclusive workforce has been and will continue to be an important aspect of the success and long-term sustainability of companies.

Berkshire’s commitment to diversity, equity and inclusion and the effectiveness of our companies’ related programs starts with our leaders, including our Board of Directors on which three female and two ethnically diverse members serve. Mr. Buffett, Berkshire’s Chairman and CEO has set the “tone at the top” for Berkshire and its employees for over 50 years. During this period of time, Mr. Buffett has a record of opposing efforts, seen or unseen, to suppress diversity or religious inclusion. All of Berkshire’s leaders – whether in our operating businesses or on our Board – are extraordinarily qualified, committed to our culture and focused on ensuring long-term success for shareholders.

Opportunities to enhance diversity, equity and inclusion throughout the Berkshire companies will continue to be advanced. Berkshire’s operating companies have elevated the importance of and commitment to diversity, equity and inclusion through the intentional creation of senior level positions and/or employee-driven committees to support these efforts at their respective organizations, ensuring the culture and practices of our companies reflect a workplace that welcomes and values all.

The proposal’s supporting statement indicates that “investors seek quantitative, comparable data to understand the effectiveness of the Berkshire Hathaway companies’ diversity, equity and inclusion programs,” improperly suggesting that there is a standardized technique for each of Berkshire’s more than 60 operating businesses to address diversity, equity and inclusion. Berkshire’s operating businesses represent dissimilar industries operating in multiple locations throughout the world. It would be unreasonable to ask for uniform, quantitative reporting for the purposes of comparing such dissimilar operations in different geographic locations.

As was stated in the response to the shareholder proposal on the reporting of climate-related risks, Berkshire manages its operating businesses on an unusually decentralized basis and has minimal involvement in these businesses’ day-to-day activities. Accordingly, Berkshire’s Board encourages you to vote “no” on this resolution, supporting the long-standing business model that each of the businesses is individually responsible for developing and implementing policies, programs and results, including those related to diversity, equity and inclusion.

Proxies given without instruction will be voted AGAINST this shareholder proposal.

4.	OTHER MATTERS

As of the date of this statement your management knows of no business to be presented to the meeting that is not referred to in the accompanying notice other than the approval of the minutes of the last Annual Meeting of Shareholders, which action will not be construed as approval or disapproval of any of the matters referred to in such minutes. As to other business that may properly come before the meeting, it is intended that proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with his or her best judgment, including upon any shareholder proposal about which the Corporation did not receive timely notice.

Annual Report

The Annual Report to the Shareholders for 2020 accompanies this proxy statement, but is not deemed a part of the proxy soliciting material.

A copy of the 2020 Form 10-K report as filed with the Securities and Exchange Commission, excluding exhibits, will be mailed to shareholders without charge upon written request to: Corporate Secretary, Berkshire Hathaway Inc., 3555 Farnam Street, Omaha, NE 68131. Such request must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of Class A or Class B Stock of the Corporation on March 3, 2021. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees. The 2020 Form 10-K is also available through the Securities and Exchange Commission’s website (www.sec.gov).

Proposals of Shareholders

Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2022 Annual Meeting must be received by the Corporation by November 13, 2021. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. It is suggested the proposal be submitted by certified mail – return receipt requested. Shareholders who intend to present a proposal at the 2022 Annual Meeting without including such proposal in the Corporation’s proxy statement must provide the Corporation notice of such proposal no later than January 31, 2022. The Corporation reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

By order of the Board of Directors

MARC D. HAMBURG, Secretary

Omaha, Nebraska

March 15, 2021

P R O X Y

BERKSHIRE HATHAWAY INC.

Annual Meeting of Shareholders to be held on May 1, 2021

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Marc D. Hamburg and Walter Scott, Jr., or either of them, as proxies, with power of substitution to each proxy and substitute, to vote the Class A Common Stock (CLA) and Class B Common Stock (CLB) of the undersigned at the 2021 Annual Meeting of Shareholders of Berkshire Hathaway Inc. and at any adjournment thereof, as indicated on the reverse hereof on the matters specified, and as said proxies may determine in the exercise of their best judgment on any other matters which may properly come before the meeting or any adjournment thereof.

IF PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

PLEASE SIGN ON THE REVERSE SIDE AND MAIL PROMPTLY

IN THE ENCLOSED ENVELOPE

SEE REVERSE SIDE	SEE REVERSE SIDE

☒	Please mark votes as in this example.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 1, 2021.
The Board of Directors Recommends a Vote For All Nominees.	The following material is available at www.berkshirehathaway.com/eproxy.
Proxy Statement Annual Report

1. Election of Directors

Nominees: Warren E. Buffett, Charles T. Munger,

Gregory E. Abel, Howard G. Buffett, Stephen B.

Burke, Kenneth I. Chenault, Susan L. Decker,

David S. Gottesman, Charlotte Guyman, Ajit Jain,

Thomas S. Murphy, Ronald L. Olson,

Walter Scott, Jr. and Meryl B. Witmer

MARK HERE ☐ FOR ADDRESS CHANGE AND NOTE AT LEFT

☐ FOR ALL NOMINEES	☐WITHHELD FROM ALL NOMINEES	Please sign exactly as your name appears. If acting as attorney, executor, trustee or in representative capacity, sign name and title.

☐	Signature:	Date

For, except vote withheld from the above nominee(s).	Signature:	Date

The Board of Directors Recommends a Vote Against Item 2.

2. Shareholder proposal regarding the reporting of climate-related risks and opportunities.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors Recommends a Vote Against Item 3.

3. Shareholder proposal regarding diversity and inclusion reporting.

☐ FOR	☐ AGAINST	☐ ABSTAIN